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                                                                    EXHIBIT 99.1

Contacts:
Michael Muldowney                           Jonathan Gasthalter/Kristin Celauro
Chief Financial Officer &                        Citigate Sard Verbinnen
Chief Operating Officer                               (212) 687-8080
Nextera Enterprises
(617) 715-0224

   NEXTERA NAMES LEXECON PRESIDENT, DANIEL R. FISCHEL, CHAIRMAN, PRESIDENT AND
                            CHIEF EXECUTIVE OFFICER

                            REALIGNS MANAGEMENT TEAM

CAMBRIDGE, MA - FEBRUARY 5, 2003 - Nextera Enterprises, Inc. (NASDAQ: NXRA), which consists of Lexecon, one of the world's leading economics consulting firms, today announced that Lexecon President, Daniel R. Fischel, has been named Chairman, President and Chief Executive Officer of Nextera, effective immediately. He replaces David M. Schneider, Nextera's Chairman and Chief Executive Officer, who has resigned to pursue other career opportunities.

On February 11, 2003, Nextera will announce fourth quarter earnings of modest profitability with lower sequential revenue, due to seasonal softness in demand, in-line with expectations provided in the third quarter.

Keith D. Grinstein, one of Nextera's Independent Directors, said, "On behalf of the Board of Directors, I would like to thank David for his significant contributions to Nextera over the past few years. Under David's leadership, the Company successfully completed its transformation and returned to profitability, while expanding Lexecon's service offerings to better meet the demands of its clients. We are pleased that David has agreed to serve as consultant to the Company over the next six months and wish him the best of luck in his future endeavors."

Grinstein concluded, "As a member of Lexecon for over 20 years, Dan possesses an unparalleled understanding of the industry and the factors that drive Lexecon's business. The Board firmly believes that Dan is the right person to continue to guide the Company to improved performance for our shareholders."

Fischel said, "I look forward to building on Lexecon's 25-year track record of providing high-quality economic insight to its clients. I am fully committed to enhancing our core practice areas and to exploring expansion into complementary markets to create long-term value for our shareholders."

Nextera also announced that it has realigned its corporate management. As part of the realignment, Chief Financial Officer Michael P. Muldowney will assume additional responsibilities as Chief Operating Officer and Michael Dolan, Corporate Controller, will also assume the role of Chief Accounting Officer. The Company has also named board member Richard V. Sandler as Vice Chairman of Nextera. Nextera's Board consists of eight members, three of whom are independent directors.

Fischel, 52, was most recently President of Lexecon. Fischel is also the Jack N. Pritzker Distinguished Visiting Professor of Law at Northwestern University and the Lee and Brena Freeman Professor of Law and Business at The University of Chicago Law School, where he previously served as Dean. Fischel has served as a consultant and/or advisor to the U.S. Department of Justice, the New York Stock Exchange, the U.S. Department of Labor, the Federal Trade Commission, the U.S. Securities and Exchange Commission, and The Chicago Board of Trade. Additionally, Fischel's written works in securities, commodities, corporate law, regulation of markets and economics in corporate finance are widely cited.

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About Nextera Enterprises

Nextera Enterprises Inc., through its wholly owned subsidiary, Lexecon, provides a broad range of economic analysis, litigation support, regulatory and business consulting services. One of the nation's leading economics consulting firms, Lexecon assists its corporate, law firm and government clients reach decisions and defend positions with rigorous, objective and independent examinations of complex business issues that often possess regulatory implications. Lexecon has offices in Cambridge and Chicago. More information can be found at www.nextera.com and www.lexecon.com.

This press release contains forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) relating to Nextera Enterprises that are based on the beliefs of Nextera's management. Any statements contained in this press release that are not historical facts are forward-looking statements. Such statements are based on many important factors that may be outside of Nextera's control, causing actual results to differ materially from those suggested. Such factors include, but are not limited to Nextera's dependence on key personnel, attracting and retaining qualified consultants, potential inability to comply with loan covenants, high levels of debt, possible Nasdaq SmallCap Market delisting, availability of credit and capital resources, new business solicitation efforts, intense competition and effects of economic uncertainty on client expenditures. Further information on these and other potential factors that could affect Nextera's financial and operating results are included in Nextera's 10-Q filed on November 14, 2002 with the Securities and Exchange Commission.

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